WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is dated as of June ___ 2017 (the “Effective Date”), among Uni-Pixel, Inc. a Delaware corporation (the “Company”), and ____________________ (the “Holder”).

WHEREAS, reference is hereby made to that certain Securities Purchase Agreement, dated January 17, 2017 (the “Securities Purchase Agreement”), pursuant to which, among other things, the Holder acquired that certain Warrant to Purchase Common Stock, dated January 20, 2017, to purchase such aggregate number of shares of Common Stock (as defined in the Securities Purchase Agreement) of the Company as set forth on the signature page of the Holder attached hereto (the “Original Warrant”). Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreement.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder, desires to exchange with the Company, the Original Warrant for the Exchange Warrants (as defined below).

WHEREAS, concurrently herewith, the Company is entering into agreements with holders of warrants to purchase Common Stock dated January 20, 2017 (each, an “Other Holder” and together with the Holder, the “Holders”, such warrants to be exchanged, each an “Other Warrant”) and such agreements, each an “Other Agreement”) substantially in the form of this Agreement (other than with respect to the identity of the Holder, any provision regarding the reimbursement of legal fees and proportional changes reflecting the different holdings of such Other Holders).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows (with capitalized terms used here in and not otherwise defined having the meanings set forth in the Original Warrant):

1. Exchange of the Original Warrant.

On the terms and subject to the conditions set forth herein, the Holder shall sell, assign, deliver and transfer to the Company all of its right, title and interest in and to the Original Warrant in exchange for two new warrants (the “Exchange”), the first of which shall be for an equivalent number of shares of Common Stock that are exercisable under the Original Warrant as of immediately prior to the Effective Date upon the occurrence of the Initial Exercisability Date (as such term as defined in the Original Warrant), as set forth on the signature page of the Holder attached hereto, and an exercise price of $1.30 per share and without any subsequent adjustment to such exercise price (the “$1.30 Exchange Warrant”), and the second of which shall be for 5.074994 times the number of shares of Common Stock that are exercisable under the Original Warrant as of immediately prior to the Effective Date upon the occurrence of the Initial Exercisability Date, rounded to the nearest whole share, as set forth on the signature page of the Holder attached hereto, with an exercise price of $0.351633 and without any subsequent adjustment to such exercise price (the “$0.35 Exchange Warrant”, and together with the $1.30 Exchange Warrant, collectively referred to as the “Exchange Warrant”, and as exercised, collectively, the “Exchange Warrant Shares”), in each case, without regard to any limitations on exercise set forth therein. The $1.30 Exchange Warrant shall be in the form attached hereto as Exhibit A and shall be exercisable for the same periods as the Original Warrant. The $0.35 Exchange Warrant shall be in the form attached hereto as Exhibit B and shall be immediately exercisable until the following Exercisability Termination Dates (as defined in the $0.35 Exchange Warrant) (or such later date as elected by the Company with respect thereto, subject to the Company making the same election in the same proportions to each Other Holder of a $0.35 Exchange Warrant (as defined in each Other Agreement) (each, an “Other $0.35 Exchange Warrant”)):

(a) 40% of the shares shall be exercisable until 20 Business Days after the Effective Date;

(b) 20%-third of the shares shall be exercisable until 45 Business Days from the Effective Date; and

(c) 40% of the shares shall be exercisable until 60 Business Days from the Effective Date.

Delivery of the Exchange Warrants shall be conditioned upon surrender of the Original Warrant (or delivery of evidence reasonably satisfactory of loss, theft, or destruction of the Original Warrant, accompanied by a customary and reasonable indemnity and surety bond, if requested by the Company).

2. Representations and Warranties.

(a) Mutual Representations and Warranties. Each party hereto hereby makes the following representations and warranties to the other party hereto:

(i) It is duly organized and validly existing, in good standing under the laws of its jurisdiction of incorporation or organization.

(ii) (A) It has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and (B) the person who has executed this Agreement on its behalf is duly authorized to do so and thereby bind the party on whose behalf he or she is purporting to act.

(iii) This Agreement is its valid and binding agreement, enforceable against it in accordance with its terms.

(iv) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate, result in a breach of any of the terms or provisions of, constitute a default (or any event that, with the giving of notice or the passage of time or both would constitute a default) under, accelerate any obligations under, or conflict with, (i) its charter, articles or certificate of incorporation, partnership agreement or bylaws (or other organizational documents), if applicable, or any agreement, indenture or other instrument to which it is a party or by which it or its properties are bound, (ii) any judgment, decree, order or award or any court, governmental body or arbitrator to which it is subject or (iii) any law, rule or regulation applicable to it.

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(b) Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Holder that:

(i) The Exchange Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof. As of the Effective Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals the number of Exchange Warrant Shares issuable upon exercise of the Exchange Warrants. Upon exercise in accordance with the Exchange Warrants, the Exchange Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(ii) The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person, including, without limitation, any other security holders of the Company, in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

(iii) The exchange of the Original Warrant for the Exchange Warrants is being consummated pursuant to Sections 3(a)(9) and Rule 149 of the Securities Act and no other consideration has or will be paid to the Company for the Exchange Warrants to effect the Exchange hereunder. The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent in connection with the transactions contemplated by this Agreement. None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Exchange Warrant Shares or the Exchange Warrants (collectively, the “Exchange Securities”) under the Securities Act or cause this Exchange to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions.

(iv) The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(v) The Company confirms that neither it nor any other person acting on its behalf has provided the Holder or their agent or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly announced or disclosed.

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(c) Representations, Warranties and Covenants of the Holder. The Holder hereby represents and warrants to the Company that the Holder: (i) is the sole legal and beneficial owner of the Original Warrant free and clear of any liens, encumbrances, pledges, security interests or other restrictions or claims of third parties, (ii) is an “accredited investor” (as defined in Regulation D under the Act) and is acquiring the Exchange Warrants for its own account and not with a view to any distribution thereof except in compliance with the Securities Act; (iii) is not an “affiliate” of the Company (as defined in Rule 144 under the Securities Act), (iv) has made all investigations that it deems necessary or desirable in connection with the transactions contemplated by this Agreement and has had an opportunity to ask questions of and receive answers from the Company and (v) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Exchange Warrants.

(d) Survival. All representations, warranties and agreements of each party hereto shall survive the consummation of the Exchange.

3. Covenants.

(a) Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:00 a.m., New York City Time, on the first Business Day after the Effective Date, issue a current report on Form 8-K (“the Form 8-K”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the Form 8-K, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Form 8-K. The Company shall not, and shall cause each of its subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the Form 8-K without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

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(b) Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “blue sky” laws of the states of the United States following the date hereof, if any.

(c) Listing. The Company shall promptly secure the listing or designation for quotation (as applicable) of all of the Exchange Warrant Shares upon each trading market upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance) and shall maintain such listing of all the Exchange Warrant Shares from time to time issuable under the terms of the Exchange Warrants. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(c).

(d) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Warrants (and, assuming a cashless exercise of the Exchange Warrants, the Exchange Warrant Shares) may be tacked onto the holding period of the Original Warrant and shall, consequently, be deemed to have been issued as of January 20, 2017 for purposes of Rule 144 and the Company agrees not to take a position contrary to this Section 3(d). The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue Exchange Warrant Shares that are freely tradable on the Principal Market without restriction and not containing any restrictive legend without the need for any action by the Holder and at the Company’s expense.

4. Miscellaneous.

(a) Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

(b) Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(c) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(d) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e) Complete Agreement. This Agreement, together with the Securities Purchase Agreement and the other Transaction Documents (collectively, the “Exchange Documents”) represents the entire agreement and understandings between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof. Except as expressly set forth herein, nothing herein shall amend, modify or waive any term or condition of the other Exchange Documents.

(e) Expenses; Fees. The Company shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, in an amount not to exceed $7,500, to be paid on or prior to the date hereof (the “Holder Counsel Expense”). The Holder Counsel Expense shall be paid by the Company whether or not the transactions contemplated by this Agreement are consummated. Except as specifically set forth herein, each party hereto shall bear its own costs and expenses, including, without limitation, attorneys’ fees, incurred in connection with this Agreement and the transactions contemplated hereby.

(f) Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. The Company shall indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finders’ fee (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

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(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be as set forth in the Securities Purchase Agreement or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

(i) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j) Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders, (iii) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (iv) references to “hereunder” or “herein” relate to this Agreement.

(k) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

(n) Equal Treatment Acknowledgement; Most Favored Nations. The parties hereto hereby acknowledge and agree that, in accordance with the Securities Purchase Agreement, the Company is obligated to present the terms of this offering to each Other Holder; provided that each Other Agreement shall be negotiated separately with each Other Holder and shall not in any way be construed as the Holder or any Other Holder acting in concert or as a group with respect to the purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to the Exchange, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating to any Exchange (each an “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 4(n) shall apply similarly and equally to each Settlement Document.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

UNI-PIXEL, INC.

By:
Name:	Christine Russell
Title:	Chie Financial Officer

[Signature page to Uni-Pixel, Inc. Warrant Exchange Agreement]

IN WITNESS WHEREOF, the Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

By:
Name:
Title:

Aggregate Number of Warrant Shares Issuable Upon Exercise of the Original Warrant of the Holder*:

Aggregate Number of Exchange Warrant Shares Issuable Upon Exercise of the $1.30 Exchange Warrant*:

Aggregate Number of Exchange Warrant Shares Issuable Upon Exercise of the $0.35 Exchange Warrant*:

*Disregarding any limitations on exercise related thereto.

[Signature page to Uni-Pixel, Inc. Warrant Exchange Agreement]

EXHIBIT A

FORM OF $1.30 EXCHANGE WARRANT

(attached hereto)

EXHIBIT B

FORM OF $0.35 EXCHANGE WARRANT

(attached hereto)